Exhibit 99.1

Contacts:	Kevin S. Royal	Robin S. Yim
	Vice President and Chief Financial Officer	Vice President, Treasurer
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS SYSTEMS REPORTS RESULTS FOR THE THIRD QUARTER 2003

SAN JOSE, Calif., October 14, 2003—Novellus Systems, Inc. (Nasdaq NM: NVLS) today reported the results of operations for its third quarter ended September 27, 2003. Third quarter 2003 net sales were $221.1 million, down 7.5 percent from $239.1 million in the previous quarter, and down 4.1 percent from third quarter 2002 net sales of $230.5 million. The net loss for the quarter was $97.6 million, or $0.64 per basic share, compared with second quarter 2003 net income of $7.4 million, and third quarter 2002 net income of $4.1 million.

As previously announced, the Company implemented a restructuring plan to align its cost structure with current business conditions. The restructuring plan resulted in a pre-tax charge of $59.8 million in the third quarter, which is composed of $44.0 million for inventory, $7.9 million for asset write-offs (including fixed assets and purchased technology), $4.1 million for facilities, and $3.8 million for severance. The inventory charge is included in cost of goods sold and the other restructuring charges are included in operating expenses.

Under new accounting guidelines adopted by the Company on June 29, 2003, the Company is required to consolidate certain properties, previously accounted for as synthetic leases, onto its balance sheet. Accordingly, in the third quarter, the Company recorded a non-cash, after-tax charge of $62.8 million as a cumulative effect of change in accounting principle. The gross charge represents $95.8 million of pre-tax depreciation that would have been recorded had the Company owned these properties from inception of the leases. As a result of the consolidation and subsequent purchase of the properties previously accounted for as synthetic leases, property and equipment, net of accumulated depreciation, increased by $360.6 million and other non-current assets decreased by $456.4 million. The accounting change and purchase of these properties had no impact on the Company’s liquidity.

Without restructuring charges of $59.8 million, a non-cash charge of $62.8 million from the consolidation of properties previously accounted for as synthetic leases, and legal settlements of $2.7 million, net income for the third quarter would have been $6.1 million, or $0.04 per diluted share, down $1.3 million, or 17.4 percent, from the second quarter net income of $7.4 million, and down $10.0 million, or 62.0 percent, from the third quarter 2002 net income of $16.1 million. These third quarter 2002 results do not include a $17.0 million pre-tax charge for the unamortized issuance costs related to the retirement of $880.0 million Liquid Yield Option Notes. There were no unusual charges in the second quarter of 2003. The financial measures presented above, which exclude certain unusual charges, are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). The Company believes that these non-GAAP financial measures provide further insight into the results of ongoing operations and enhances the comparability of those results to prior quarters.

Shipments of $210.3 million in the third quarter of 2003 represent a decrease of $16.2 million, or 7.2 percent, from $226.5 million reported in the prior quarter. Deferred revenue at the end of the third quarter was $103.5 million, a decrease of $10.9 million, or 9.5 percent, from $114.4 million at the end of the second quarter.

Cash, cash equivalents and short-term investments as of September 27, 2003 were $977.5 million, an increase of $26.8 million, or 2.8 percent, from the second quarter 2003 ending balance of $950.7 million.

“The pace of both the recovery in the semiconductor equipment industry and the crossover to 300 millimeter tool sets required us to restructure the company in the third quarter. We believe our actions will improve our earnings performance as the industry upturn continues to firm,” said Richard S. Hill, chairman and chief executive officer of Novellus Systems, Inc. “With only modestly improved macroeconomic conditions, semiconductor manufacturers are continuing to invest in the most advanced 300 millimeter copper technology to improve chip performance and reduce manufacturing costs. Novellus’ product portfolio is solidly positioned to benefit from this trend and our market penetration in copper continues to strengthen,” said Hill.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

The statements regarding (i) the positive impact of the Company’s restructuring activities on its future earnings performance, (ii) continued firming of the industry upturn, (iii) continued investment by semiconductor manufacturers in the most advanced 300 millimeter copper technology, (iv) the solid position of the Company’s product portfolio with regard to the most advanced 300 millimeter copper technology, (v) the continued strengthening of the Company’s market penetration in copper, as well as other matters discussed in this news release that do not concern purely historical data, are forward-looking statements. The forward-looking statements involve risks and uncertainties, including, but not limited to, unexpected difficulties caused by the Company’s restructuring activities, a slowdown in the rate of capital investment by semiconductor manufacturers, a shift in demand from expensive high-performance products to lower priced products, competitor product introductions that undermine the Company’s position in advanced 300 millimeter copper technology and the Company’s lack of success in selecting, developing, manufacturing and marketing new products or enhancing existing products in copper, and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission (SEC). Actual results could differ materially. We assume no obligation to update this information. For more details relating to risks and uncertainties that could cause actual results to differ from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the quarter ended June 28, 2003.

About Novellus:

Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition, surface preparation and chemical mechanical planarization equipment for today’s advanced integrated circuits. Our products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States, as well as in the United Kingdom, France, Germany, the Netherlands, Ireland, Israel, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, we are a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS) and a component of the Nasdaq-100 Index®. Additional information about Novellus is available on our home page at www.novellus.com.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)	Three Months Ended			Nine Months Ended
(Unaudited)
	September 27	June 28	September 28	September 27	September 28
	2003	2003	2002	2003	2002

Net sales	$221,099	$239,050	$230,495	$698,559	$622,321
Cost of sales	162,323	133,728	121,113	424,647	339,846

Gross profit	58,776	105,322	109,382	273,912	282,475
%	26.6%	44.1%	47.5%	39.2%	45.4%
Operating expenses:
Selling, general and administrative	40,123	44,444	43,143	127,197	117,307
Research and development	59,858	56,509	58,248	173,374	171,021
Restructuring and other charges (benefits)	18,529	—	—	18,529	(4,389)

Total operating expenses	118,510	100,953	101,391	319,100	283,939
%	53.6%	42.2%	44.0%	45.7%	45.6%
Income (loss) from operations	(59,734)	4,369	7,991	(45,188)	(1,464)
%	-27.0%	1.8%	3.5%	-6.5%	-0.2%
Other income (loss), net	2,722	5,537	(8,121)	13,911	21,396

Income (loss) before income taxes and cumulative effect of a change in accounting principle	(57,012)	9,906	(130)	(31,277)	19,932
Provision for income taxes (benefit)	(22,224)	2,476	(4,213)	(15,791)	—

Income (loss) before cumulative effect of a change in accounting principle	(34,788)	7,430	4,083	(15,486)	19,932
Cumulative effect of a change in accounting principle, net of tax	(62,780)	—	—	(62,780)	—

Net income (loss)	$(97,568)	$7,430	$4,083	$(78,266)	$19,932

Net income (loss) per share:

Basic
Income (loss) before cumulative effect of a change in accounting principle	$(0.23)	$0.05	$0.03	$(0.10)	$0.14
Cumulative effect of a change in accounting principle	(0.41)	—	—	(0.42)	—

Basic net income (loss) per share	$(0.64)	$0.05	$0.03	$(0.52)	$0.14

Diluted
Income (loss) before cumulative effect of a change in accounting principle	$(0.23)	$0.05	$0.03	$(0.10)	$0.13
Cumulative effect of a change in accounting principle	(0.41)	—	—	(0.42)	—

Diluted net income (loss) per share	$(0.64)	$0.05	$0.03	$(0.52)	$0.13

Shares used in basic per share calculation	151,280	149,950	143,691	150,221	144,355

Shares used in diluted per share calculation	151,280	153,034	146,094	150,221	149,257

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(EXCLUDING CERTAIN UNUSUAL CHARGES AND BENEFITS) (1)

(In thousands, except per share amounts)	Three Months Ended			Nine Months Ended
(Unaudited)
	September 27	June 28	September 28	September 27	September 28
	2003	2003	2002	2003	2002

Net sales	$221,099	$239,050	$230,495	$698,559	$622,321
Cost of sales	118,371	133,728	121,113	380,695	339,846

Gross profit	102,728	105,322	109,382	317,864	282,475
%	46.5%	44.1%	47.5%	45.5%	45.4%
Operating expenses:
Selling, general and administrative	40,123	44,444	43,143	127,197	117,307
Research and development	59,858	56,509	58,248	173,374	171,021

Total operating expenses	99,981	100,953	101,391	300,571	288,328
%	45.2%	42.2%	44.0%	43.0%	46.3%
Income (loss) from operations	2,747	4,369	7,991	17,293	(5,853)
%	1.2%	1.8%	3.5%	2.5%	-0.9%
Other income, net	2,722	5,537	8,926	13,911	33,840

Income before income taxes	5,469	9,906	16,917	31,204	27,987
Provision for income taxes (benefit)	(668)	2,476	776	5,765	3,101

Net income	$6,137	$7,430	$16,141	$25,439	$24,886

Net income per share:
Basic net income (loss) per share	$0.04	$0.05	$0.11	$0.17	$0.17

Diluted net income (loss) per share	$0.04	$0.05	$0.11	$0.17	$0.17

Shares used in basic per share calculation	151,280	149,950	143,691	150,221	144,355

Shares used in diluted per share calculation	155,452	153,034	146,094	153,572	149,257

A reconciliation of our net income excluding certain unusual charges and benefits to our net income under accounting principles generally accepted in the United States of America is presented below:
Net income excluding unusual charges and benefits	$6,137	$7,430	$16,141	$25,439	$24,886
Unusual (charges) benefits:
Cumulative effect of a change in accounting principle	(62,780)	—	—	(62,780)	—
Inventory write-down	(43,952)	—	—	(43,952)	—
Write-off of fixed assets	(2,739)	—	—	(2,739)	—
Facilities charges	(4,088)	—	—	(4,088)	—
Write-off of purchased technology	(5,204)	—	—	(5,204)	—
Write-off debt issuance costs	—	—	(17,047)	—	(17,047)
Bad debt recovery (write-off)	—	—	—	—	7,662
Severance charges	(3,807)	—	—	(3,807)	(3,273)
Legal settlements	(2,691)	—	—	(2,691)	—
Gain on a sale of investment	—	—		—	4,603

Total charges	(125,261)	—	(17,047)	(125,261)	(8,055)
Adjustments on provision for income taxes	21,556	—	4,989	21,556	3,101

Net income	$(97,568)	$7,430	$4,083	$(78,266)	$19,932

(1)	The condensed consolidated statements of operations (excluding certain unusual charges and benefits) are intended to present our operating results, excluding certain unusual charges, benefits and related adjustments on provisions for income taxes. These condensed consolidated statements of operations are not in accordance with or an alternative for accounting principles generally accepted in the United States of America and may be different from similar measures presented by other companies.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 27, 2003

(In thousands, except per share amounts)		Unusual Charges (Benefits)

(Unaudited)		Cumulative
		effect of a			Adjustments
	Q3 2003	change in		Restructuring	on Provision
	NON-	accounting	Inventory	and other	for income	Q3 2003
	GAAP (1)	principle	Write-down	Charges (2)	taxes	GAAP

Net sales	$221,099					$221,099
Cost of sales	118,371		43,952			162,323

Gross Profit	102,728					58,776
%	46.5%					26.6%
Operating expenses:
Selling, general and administrative	40,123					40,123
Research and development	59,858					59,858
Restructuring and other charges (benefits)	—			(18,529)		18,529

Total operating expenses	99,981					118,510
%	45.2%					53.6%
Income (loss) from operations	2,747					(59,734)
%	1.2%					-27.0%
Other income, net	2,722					2,722

Income (loss) before income taxes and cumulative effect of a change in accounting principle	5,469					(57,012)
Provision for income taxes (benefit)	(668)				(21,556)	(22,224)

Income (loss) before cumulative effect of a change in accounting principle	6,137					(34,788)
Cumulative effect of a change in accounting principle, net of tax	—	62,780				(62,780)

Net income (loss)	$6,137					$(97,568)

Net income (loss) per share:
Basic
Income (loss) before cumulative effect of a change in accounting principle	$0.04					$(0.23)
Cumulative effect of a change in accounting principle	—					(0.41)

Basic net income (loss) per share	$0.04					$(0.64)

Diluted
Income (loss) before cumulative effect of a change in accounting principle	$0.04					$(0.23)
Cumulative effect of a change in accounting principle	—					(0.41)

Diluted net income (loss) per share	$0.04					$(0.64)

Shares used in basic per share calculation	151,280					151,280

Shares used in diluted per share calculation	155,452					151,280

(1)	The condensed consolidated statements of operations (excluding certain unusual charges and benefits) are intended to present our operating results, excluding certain unusual charges, benefits and related adjustments on provisions for income taxes. These condensed consolidated statements of operations are not in accordance with or an alternative for accounting principles generally accepted in the United States of America and may be different from similar measures presented by other companies.

(2)	Restructing and other charges:

Write-off of fixed assets	(2,739)
Facilities Charges	(4,088)
Write-off of purchased technology	(5,204)
Severance Charge	(3,807)
Legal Settlements	(2,691)

Total	(18,529)

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	September 27	December 31
	2003	2002
	(Unaudited)	*

ASSETS
Current assets:
Cash and short-term investments	$977,513	$1,019,652
Accounts receivable, net	221,308	192,862
Inventories	200,773	257,358
Deferred taxes and other current assets	174,793	164,062

Total current assets	1,574,387	1,633,934
Property and equipment, net	513,241	179,926
Notes receivable	—	397,429
Goodwill	172,893	163,136
Intangible and other assets	57,315	119,569

Total assets	$2,317,836	$2,493,994

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$181,909	$192,691
Deferred profit	40,477	55,613
Income taxes payable	8,731	14,070
Short-term obligations	3,164	2,799
Convertible subordinated debentures	—	116,437

Total current liabilities	234,281	381,610
Deferred income tax liabilities	—	19,502
Other liabilities	48,251	37,194

Total liabilities	282,532	438,306

Shareholders’ equity:
Common stock	1,543,604	1,487,281
Retained earnings and accumulated other comprehensive income	491,700	568,407

Total shareholders’ equity	2,035,304	2,055,688

Total liabilities and shareholders’ equity	$2,317,836	$2,493,994

*     The December 31, 2002 condensed consolidated balance sheet was derived from our audited consolidated financial statements.